U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 11, 2016

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Main Street North
Minot, North Dakota 58703
(Address of principal executive offices)

(701) 852-5292
 (Issuer's Telephone Number)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2016, at the Annual Meeting of Shareholders of the Company (the “2016 Annual Meeting”), the shareholders re-elected three persons nominated by the Board of Directors to serve as Directors for the ensuing year and until the next annual meeting of shareholders or until their successors are elected and qualified. The three nominees elected as Directors at the 2016 Annual Meeting were Gordon Dihle, Elizabeth Colby and John R. Carlson. Biographical information as to the above named persons were included in the Definitive Schedule 14A filed by the Registrant on June 29, 2016.

On August 11, 2016, John R. Carlson, currently Chief Executive Officer and President of the Company, was re-elected by the vote of the board of directors as Chief Executive Officer and President. On August 11, 2016, Elizabeth A. Colby, currently Chief Financial Officer and Secretary of the Company, was re-elected by the vote of the board of directors as Chief Financial Officer and Secretary.

None of the directors elected at the 2016 Annual Meeting have any family relationship with any other director or to any executive officer of the Company, and there are no transactions in which any director or executive officer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events

At the 2016 Annual Meeting, the shareholders of the Company also ratified the appointment of Hein & Associates, LLP, the Company’s present independent auditors, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.
(Registrant)

Dated: August 16, 2016	By:	/s/ John Carlson
John Carlson, Chief Executive Officer